EXHIBIT 11

                                 PHOTRAN CORPORATION
           COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

                                        Three Months Ended           Six Months Ended
                                             June 30,                    June 30,
                                    --------------------------  --------------------------
                                        1997          1996          1997          1996
                                    ------------  ------------  ------------  ------------
PRIMARY
 Weighted average number of
  common shares outstanding           5,156,392     3,502,879     5,156,092     3,168,262
 Common stock equivalents from
  exercise of options and warrants                    186,390                     184,358
                                    ------------  ------------  ------------  ------------

   Total shares                       5,156,392     3,689,268     5,156,092     3,352,620
                                    ------------  ------------  ------------  ------------
                                    ------------  ------------  ------------  ------------

NET LOSS BEFORE EXTRAORDINARY ITEM  $  (792,450)  $  (351,665)  $(1,965,550)  $  (569,062)
EXTRAORDINARY ITEM - loss on debt
 extinguishment                                       (71,990)                    (71,990)
                                    ------------  ------------  ------------  ------------

NET LOSS                            $  (792,450)  $  (423,655)  $(1,965,550)  $  (641,052)
                                    ------------  ------------  ------------  ------------
                                    ------------  ------------  ------------  ------------
LOSS PER COMMON AND COMMON
  EQUIVALENT SHARE
 Loss before extraordinary item     $     (0.15)  $     (0.09)  $     (0.38)  $     (0.17)
 Extraordinary item                                     (0.02)                      (0.02)
                                    ------------  ------------  ------------  ------------
 Net loss                           $     (0.15)  $     (0.11)  $     (0.38)  $     (0.19)
                                    ------------  ------------  ------------  ------------
                                    ------------  ------------  ------------  ------------


Fully diluted net loss . per common and common equivalent share is not separately presented because the effects of including outstanding common stock equivalents would be anti-dilutive. Calculations for 1996 include certain options and warrants granted prior to the Company's initial public offering in accordance with Securities and Exchange Commission (SEC) regulations, although contrary to Accounting Principles Board (APB) Opinion No. 15, because they produce anti-dilutive results.


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